Exhibit 5.2

August 16, 2010

AGL Capital Corporation

Ten Peachtree Place, N.E.

Atlanta, Georgia 30309

Re:	Registration Statement on Form S-3 of AGL Resources Inc., AGL
Capital Corporation and AGL Capital Trust II

Ladies and Gentlemen:

We have acted as counsel to AGL Capital Corporation, a Nevada corporation (“AGL Capital”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) which is being filed with the Securities and Exchange Commission (the “Commission”), by AGL Resources, Inc., a Georgia corporation (“AGL Resources”), AGL Capital, and AGL Capital Trust II (the “Trust”). Pursuant to the Registration Statement, AGL Resources, AGL Capital and the Trust intend to register under the Securities Act of 1933, as amended: (1) one or more series of debt securities, which may be issued by AGL Capital (the “Debt Securities”), pursuant to an Indenture dated as of February 20, 2001 by and among AGL Resources, AGL Capital and The Bank of New York, as trustee (the “Debt Securities Indenture”), (2) Common Stock $5.00 par value per share, which may be issued by AGL Resources (the “Common Stock”), (3) Preferred Stock, which may be issued by AGL Resources, (4) Trust Preferred Securities, which may be issued by the Trust pursuant to an Amended and Restated Trust Agreement, by and among AGL Capital, as sponsor, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein (the “Trust Agreement”), (5) Junior Subordinated Debentures (the “Debentures”), which may be issued by AGL Capital pursuant to an Indenture by and among AGL Capital and The Bank of New York as trustee (the “Debenture Indenture”), (6) Purchase Contracts, which may be issued by AGL Resources or AGL Capital, (the “Purchase Contracts”), (7) Warrants, which may be issued by AGL Resources or AGL Capital, (the “Warrants”), (8) Units, which may be issued by AGL Resources or AGL Capital, (the “Units”) (9) AGL Resources’ Guarantee with respect to the Trust Preferred Securities (the “Trust Preferred Securities Guarantee”), (10) AGL Resources’ Guarantee with respect to the Debentures, pursuant to the Trust Preferred Indenture (the “Debenture Guarantee”), (11) AGL Resources’ Guarantee with respect to the Debt Securities, pursuant to the Debt Securities

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August 16, 2010

Indenture (the “Debt Securities Guarantee”), (12) AGL Resources’ Guarantee with respect to AGL Capital’s issuance of Purchase Contracts (the “Purchase Contract Guarantee”), (13) AGL Resources’ Guarantee with respect to AGL Capital’s issuance of Warrants (the “Warrant Guarantee”), and (14) AGL Resources’ Guarantee with respect to AGL Capital’s issuance of Units (the “Unit Guarantee” and collectively, with the Trust Preferred Securities Guarantee, the Debenture Guarantee, the Debt Securities Guarantee, the Purchase Contract Guarantee and the Warrant Guarantee, the “Guarantees”). The Debt Securities, Debentures, Purchase Contracts, Warrants and Units which may be issued by AGL Capital are hereinafter referred to as the “AGL Capital Securities.”

Our Opinion (as defined below) are furnished solely with regard to the Registration Statement pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K, may be relied upon only in connection with the Registration Statement and may not otherwise be used, quoted or referred to by or filed with any other person or entity without our prior written permission.

The only opinions rendered consist of the matters set forth in the opinion paragraph below (our “Opinion”), and no opinion is implied or to be inferred beyond such matters. Additionally, our Opinion is based on and subject to the qualifications, limitations and exceptions set forth in this letter.

In rendering our Opinion, we have examined copies of only the following documents:

(i)	the Registration Statement;

(ii)	the AGL Capital Securities;

(iii)	the Debt Securities Indenture;

(iv)	the Debenture Indenture;

(v)	The Articles of Incorporation of AGL Capital as filed with the Nevada Secretary of State’s Office on September 15, 2001;

(vi)	The Bylaws of AGL Capital as adopted by the Board of Directors of AGL Capital on September 25, 2000;

(vii)	Unanimous Written Consent of the Board of Directors of AGL Capital dated as of August 16, 2010, authorizing and approving the Registration Statement, the issuance and sale of the AGL Capital Securities by AGL Capital and matters related thereto;

(viii)	The Officer’s Certificate of Paul R. Shlanta of AGL Capital dated August 16, 2010; and

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August 16, 2010

(ix)	The Certificate of Corporate Existence with respect to AGL Capital issued on August 12, 2010 by the Nevada Secretary of State.

In making all of our examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the authenticity of the original of such documents. We also have assumed the due execution and delivery of all documents by any persons or entities where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

As to all questions of fact that are material to our Opinion, we have assumed the factual accuracy of and relied upon the factual statements set forth in the Registration Statement, in the Certificate of an Officer of AGL Capital, item (viii) above, and the Certificate of the Nevada Secretary of State, item (ix) above. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

The members of this firm are admitted to the bar of the State of Nevada and are duly qualified to practice law in that state. Our Opinion is limited to the laws of the State of Nevada that are in effect on the date of this letter. We express no opinion with regard to any matter which may be governed by the laws of any other jurisdiction. We note that the governing law provision in the Debt Securities Indenture, and the form of Debenture Indenture provides that such agreements are to be governed by the laws of the state of New York. We express no opinion as to whether any court of any jurisdiction will give effect to the governing law provisions set forth in the Debt Securities Indenture, and the Debenture Indenture but have assumed, with your permission, hypothetically for purposes of our Opinion, that if AGL Capital is brought before a proper court in the State of Nevada to enforce rights under the Debt Securities Indenture and the Debenture Indenture, such court will apply the substantive laws of the State of Nevada, notwithstanding the governing law provisions contained in the Debt Securities Indenture and the Debenture Indenture. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof and we expressly disclaim any obligation to advise you of any changes to such pertinent laws or facts that may hereafter come to our attention.

We assume: (a) that the Board of Directors of AGL Capital or a committee thereof duly authorizes by proper corporate action the terms and issuance of the AGL Capital Securities, (b) the qualification of the Debt Securities Indenture, Debenture Indenture, Trust Preferred Securities Guarantee and Trust Agreement under the Trust Indenture Act of 1939, as amended, (c) the due execution, authentication, issuance and delivery of the AGL Capital Securities by AGL Capital upon payment of the consideration therefor as provided in the applicable purchase,

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underwriting or similar agreements duly approved by the requisite corporate action by AGL Resources and AGL Capital and otherwise, if applicable, in accordance with the provisions of the Debt Securities Indenture and Debenture Indenture, (d) the due authorization, execution, issuance and delivery of the Trust Preferred Securities by the Trust, (e) the due authorization, execution and delivery of the Debenture Indenture by AGL Resources, AGL Capital and The Bank of New York, as trustee, (f) the proper drafting of the Guarantees, consistent in form and content with guarantees previously issued by AGL Resources in similar transactions, and (g) the due execution, authentication, issuance and delivery of the Guarantees, Purchase Contracts, Warrants and Units.

Based on and subject to the foregoing, we are of the opinion that, under Nevada law, the AGL Capital Securities will constitute valid, binding and legal obligations of AGL Capital, except that the enforceability of AGL Capital’s obligations may be limited by (a) bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or transfer, or other laws or judicial decisions now or hereafter in effect relating to or affecting rights and remedies of creditors; (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and matters of public policy; and (c) an implied covenant of good faith and fair dealing and potential unenforceability of certain contractual provisions.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” set forth in the Prospectus forming a part of the Registration Statement.

Very truly yours,

WOODBURN AND WEDGE

By:	/s/ Shawn G. Pearson
Shawn G. Pearson

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